3050 Spruce Street, St. Louis, MO 63103 USA
Tel: (800) 521-8956 (314) 771-5765 Fax: (800) 325-5052 (314) 771-5757

News Release

FOR IMMEDIATE RELEASE - St. Louis, MO, November 3, 2015
SIGMA-ALDRICH (NASDAQ - SIAL) REPORTS Q3 2015 SALES OF $703 MILLION
AND ADJUSTED DILUTED EPS OF $1.00.

HIGHLIGHTS:
Q3 2015 Results (all percentage changes are against the comparable period in 2014)

•
Reported sales were $703 million compared to $690 million in the third quarter of 2014. Sales grew organically by 9%, and changes in foreign currency exchange rates decreased sales by 8%. Recent acquisitions increased sales by 1%.

•	By business unit, organic sales growth was 10% in Research, 7% in Applied and 10% in SAFC Commercial.

•
Reported diluted EPS was $0.94 compared to $0.90 in the third quarter of 2014. Adjusted diluted EPS (excluding merger-related and restructuring costs in the third quarter of both 2015 and 2014) was $1.00 compared to $1.06 in 2014. Changes in foreign currency exchange rates reduced third quarter 2015 adjusted diluted EPS by $0.17. Excluding this impact, adjusted diluted EPS would have been $1.17, an increase of 10% from the comparable period last year.

First Nine Months of 2015 Results (all percentage changes are against the comparable period in 2014)

•
Reported sales were $2.08 billion, flat as compared with the same period in 2014. Sales grew organically by 8%, and changes in foreign currency exchange rates decreased sales by 9%. Recent acquisitions increased sales by 1%.

•	By business unit, organic sales growth was 6% in Research, 7% in Applied and 10% in SAFC Commercial.

•
Reported diluted EPS was $2.98 compared to $3.06. Adjusted diluted EPS (excluding merger-related and restructuring costs in both 2014 and 2015) was $3.07 compared to $3.23. Changes in foreign currency exchange rates reduced first nine months of 2015 adjusted diluted EPS by $0.47. Excluding this impact, adjusted diluted EPS would have been $3.54, an increase of 10% from the comparable period last year.

CEO’s STATEMENT:
Commenting on performance in the third quarter of 2015, President and CEO Rakesh Sachdev said, “I am very pleased to report that Sigma-Aldrich delivered another strong quarter with contributions from all business units and geographies. Our teams have generated strong, increasing organic sales growth through the first three quarters of the year culminating in third quarter organic sales growth of 9%, the highest level in over 8 years. I am proud of the focus and dedication of our employees. They have executed the Company’s customer-centric strategies and fulfilled the Company’s mission of ‘Enabling Science to Improve the Quality of Life.’ We are excited about the opportunity to join forces with Merck KGaA of Darmstadt, Germany, and expect the acquisition to close in November.”

Q3 2015 RESULTS:
Reported sales for the third quarter of 2015 were $703 million compared to $690 million in the same period last year. Organic sales growth in the quarter was 9%, and acquisitions increased sales by 1%. Changes in foreign currency exchange rates reduced sales by 8%.

Reported sales of the Research business unit ($346 million in sales, 49% of overall sales) was essentially flat compared with the third quarter of 2014. Organic sales growth was 10%, but was offset by a 10% reduction in reported sales due to changes in foreign currency exchange rates. A strong contributor to organic sales growth in all three Research segments was an exclusive distribution agreement with a highly regarded manufacturer of leading research tools. Additionally, core sales in all three segments (Academic/Government/Hospitals, Pharma and Dealers) and all major geographies (Total Americas, EMEA and APAC) experienced solid growth in the quarter.

Reported sales of the Applied business unit ($177 million in sales, 25% of overall sales) increased 4% compared to the third quarter of 2014. Organic sales growth was 7%, with results attributed to the recent acquisition of Cell Marque increasing sales by an additional 5%. Changes in foreign currency exchange rates reduced sales by 8%. Both segments (Diagnostics & Testing and Industrial) and all major geographies contributed to organic sales growth during the quarter.

Reported sales of the SAFC Commercial business unit ($180 million in sales, 26% of overall sales) grew 4% over the third quarter of 2014. Organic sales growth was 10%, which was partially offset by a 6% reduction in reported sales due to changes in foreign currency exchange rates. Organic sales growth was led by double-digit growth in both the Life Science Products and Life Science Services segments.

Adjusted operating income in the third quarter of 2015 (excluding merger-related and restructuring expenses) declined by $8 million over the same period last year. Adjusted operating income margin was 24.3%, a 160 basis point decline from last year. Changes in foreign currency exchange rates reduced adjusted operating income by $29 million, net of hedging. Excluding this impact, adjusted operating income would have increased 12% and adjusted operating income margin would have been 26.2%, slightly above the same period last year.

The effective tax rate for the third quarter of 2015 was 29%, the same rate for the same period last year.

OTHER INFORMATION:

Cash Flow and Debt: For the first nine months of 2015, net cash provided by operating activities was $503 million compared to $484 million in the same period in 2014. Capital expenditures in the first nine months of 2015 was $85 million compared to $89 million in the same period in 2014. Free cash flow for the first nine months of 2015 was $418 million, of which $83 million was returned to shareholders through dividends.

Conference Call Information: In light of the announced transaction with Merck KGaA, the Company will no longer hold a conference call to review quarterly earnings results. The transaction with Merck KGaA, which the parties continue to work toward closing in November 2015, is subject to customary closing conditions, including regulatory approvals.

Cautionary Statement: This release contains forward-looking statements. Such statements involve risk and uncertainty, including financial and business environment risks and projections. Such statements include those preceded or followed by, or including the words, “continue,” “expect,” or similar expressions, and other statements contained herein regarding matters that are not historical facts. Additionally, this release contains forward-looking statements relating to certain acquisitions and transactions, future performance, goals, strategic actions and initiatives and similar intentions and beliefs, including, without limitation, statements with respect to the Company’s expectations, goals, beliefs, intentions and the like regarding future sales, earnings, return on equity, return on invested capital, cost savings, process improvements, free cash flow, share repurchases, capital expenditures, acquisitions and other matters. These statements are based on assumptions regarding the Company’s operations, investments and acquisitions and conditions in the markets the Company serves. While the Company believes these statements are reasonable, such statements are subject to risks and uncertainties, including, among others, certain economic, political and technological factors. Actual results could differ materially from those stated or implied in this release, due to, but not limited to, such factors as (1) successfully completing our proposed transaction with Merck KGaA, which is dependent upon and/or may be affected by a number of factors, including, without limitation, the timely receipt of regulatory approvals required for the transaction, (2) potential disruption to our business occurring during the period between the announcement of the merger agreement with Merck KGaA and the closing of the transaction, (3) global economic conditions and other factors affecting the creditworthiness of our customers around the world, (4) changes in pricing and the competitive environment and the global demand for the Company's products, (5) changes in foreign currency exchange rates, (6) changes in research funding and the success of research and development activities, (7) failure of planned sales initiatives in our Research, Applied and SAFC Commercial business units and global supply chain efficiency improvements, (8) dependence on uninterrupted manufacturing operations and a global supply chain, (9) changes in the regulatory environment in which the Company operates, (10) changes in worldwide tax rates or tax benefits from domestic and international operations, including the matters described in Note 12 - Income Taxes, to the Company’s consolidated financial statements included in Item 8 of Part II of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “10-K”), (11) exposure to litigation, including, without limitation, product liability claims, (12) the ability to maintain adequate quality standards, (13) reliance on third party package delivery services, (14) an unanticipated increase in interest rates, (15) other changes in the business environment in which the Company operates, (16) acquisitions or divestitures of businesses, (17) the amount of restructuring charges, if any, (18) disruption to our information technology systems, and (19) the outcome of the outstanding matters described in Note 13 - Contingent Liabilities and Commitments to the Company’s consolidated financial statements included in Item 8 of Part II of the 10-K. A further discussion of the Company’s risk factors can be found in Item 1A of Part I of the 10-K. The Company does not undertake any obligation to update these forward-looking statements.

About Sigma-Aldrich: Sigma-Aldrich, headquartered in St. Louis, Missouri, is a leading Life Science and Technology company whose biochemical and organic chemical products, kits and services are used in scientific research, including genomic and proteomic research, biotechnology, pharmaceutical development, the diagnosis of disease and as key components in pharmaceutical, diagnostics and high technology manufacturing. Sigma-Aldrich manufactures and distributes 250,000 chemicals, biochemicals and other essential products and 46,000 equipment products to its global customer base with more than one million scientists and technologists in life science companies, university and government institutions, hospitals and a wide range of industrial companies. The Company operates in 37 countries and has more than 9,800 employees whose objective is to provide excellent service worldwide. Sigma-Aldrich is committed to accelerating customer success through innovation and leadership in Life Science, Technology and Service. For more information about Sigma-Aldrich, please visit its website at www.sigma-aldrich.com.

Non-GAAP Financial Measures: The Company supplements its disclosures made in accordance with accounting principles generally accepted in the United States (U.S. GAAP) with certain non-GAAP financial measures. The Company does not, and does not suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information. These non-GAAP measures may not be consistent with the presentation by other companies inside or outside of the Company’s industry. Whenever the Company uses such non-GAAP measures, it provides a reconciliation of such measures to the most closely applicable GAAP measure. See the Supplemental Financial Information on pages 8 and 9 of this release for these reconciliations.

With approximately 60% of sales denominated in currencies other than the U.S. dollar, management uses currency adjusted sales growth when analyzing Company performance, and believes it is useful as well to investors to judge the Company’s performance. Organic sales growth data presented in this release excludes currency and acquisition/divestiture impacts. The Company calculates the impact of changes in foreign currency exchange rates by multiplying current period activity by the difference between current period exchange rates and prior period exchange rates. The result is the defined impact of “changes in foreign currency exchange rates.” While we are able to report past currency impacts, we are unable to estimate changes that may occur in 2015 to applicable foreign exchange rates. Any significant changes in foreign currency exchange rates would likely have a significant impact on reported growth rates due to the amount of sales denominated in foreign currencies.

Management also uses the following non-GAAP measures to judge its performance and ability to pursue opportunities that enhance shareholder value, and believes this non-GAAP information is useful to investors as well: adjusted operating income, adjusted diluted EPS and adjusted operating income margin (reconciled on page 9) and free cash flow (reconciled on page 7). Free cash flow does not necessarily represent the residual cash flow available for discretionary expenditures.

Investor and Financial Contact
Quintin Lai
Investor Relations
(314) 898-4643
quintin.lai@sial.com

SIGMA-ALDRICH CORPORATION
Consolidated Statements of Income (Unaudited)
(in millions except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Sales	$703	$690	$2,076	$2,080
Cost of products and services sold	344	342	1,003	1,023
Gross profit	359	348	1,073	1,057
Selling, general and administrative expenses	170	152	497	469
Research and development expenses	18	17	54	49
Other charges	9	25	16	27
Operating income	162	154	506	512
Interest, net	2	2	3	3
Income before income taxes	160	152	503	509
Provision for income taxes	46	44	143	142
Net income	$114	$108	$360	$367

Net income per share - Basic	$0.95	$0.91	$3.00	$3.08
Net income per share - Diluted	$0.94	$0.90	$2.98	$3.06

Weighted average number of shares outstanding - Basic	120	119	120	119
Weighted average number of shares outstanding - Diluted	121	120	121	120

Income Statement Ratios
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Gross profit	51.1%	50.4%	51.7%	50.8%
S,G&A expenses	24.2%	22.0%	23.9%	22.5%
Research and development expenses	2.6%	2.5%	2.7%	2.4%
Other charges	1.3%	3.6%	0.7%	1.3%
Operating income	23.0%	22.3%	24.4%	24.6%

Net income	16.2%	15.7%	17.3%	17.6%

Effective tax rate	28.8%	28.9%	28.4%	27.9%

SIGMA-ALDRICH CORPORATION
Consolidated Balance Sheets (Unaudited)
(in millions)

	(Unaudited)
	September 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$1,175	$958
Accounts receivable	407	397
Inventories	771	699
Deferred taxes	57	46
Other	92	147
Total current assets	2,502	2,247

Property, plant and equipment:
Property, plant and equipment	2,156	2,108
Less - accumulated depreciation	(1,369)	(1,322)
Property, plant and equipment, net	787	786

Goodwill	741	756
Intangibles, net	285	292
Other	111	114
Total assets	$4,426	$4,195

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable	$—	$145
Accounts payable	209	183
Payroll	104	81
Income taxes	92	—
Other	100	81
Total current liabilities	505	490

Long-term debt	300	300
Pension and post-retirement benefits	103	103
Deferred taxes	52	69
Other	108	103
Total liabilities	1,068	1,065

Stockholders' equity:
Common stock	202	202
Capital in excess of par value	426	383
Common stock in treasury	(2,488)	(2,486)
Retained earnings	5,326	5,049
Accumulated other comprehensive income/(loss)	(108)	(18)
Total stockholders' equity	3,358	3,130

Total liabilities and stockholders' equity	$4,426	$4,195

SIGMA-ALDRICH CORPORATION
Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Nine Months Ended
	September 30,
	2015	2014
Cash flows from operating activities:
Net income	$360	$367
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	98	99
Deferred income taxes	(29)	(4)
Stock-based compensation expense	9	18
Restructuring, net of payments	—	9
Other	(5)	(3)
Changes in operating assets and liabilities:
Accounts receivable	(28)	(34)
Inventories	(87)	(28)
Accounts payable	30	33
Income taxes	98	5
Other	57	22
Net cash provided by operating activities	503	484

Cash flows from investing activities:
Capital expenditures	(85)	(89)
Purchases of investments	(28)	(7)
Proceeds from sales of investments	68	8
Purchases of technology	(13)	—
Other	(7)	(3)
Net cash (used in) investing activities	(65)	(91)

Cash flows from financing activities:
Net repayment of short-term debt	(145)	(65)
Dividends	(83)	(82)
Share repurchases	—	(85)
Proceeds from exercise of stock options	28	19
Other	5	2
Net cash (used in) financing activities	(195)	(211)

Effect of exchange rate changes on cash	(26)	(18)
Net change in cash and cash equivalents	217	164
Cash and cash equivalents at January 1	958	722
Cash and cash equivalents at September 30	$1,175	$886

Reconciliation of Free Cash Flow
(in millions)
	Nine Months Ended
	September 30,
	2015	2014

Net cash provided by operating activities	$503	$484
Less: Capital expenditures	(85)	(89)
Free cash flow	$418	$395

SIGMA-ALDRICH CORPORATION
Supplemental Financial Information - (Unaudited)

Sales Growth by Business Unit
	Three Months Ended
	September 30, 2015

			Acquisition	Adjusted
	Reported	Currency	Benefit	(Organic)

Research	—%	(10)%	—%	10%
Applied	4%	(8)%	5%	7%
SAFC Commercial	4%	(6)%	—%	10%
Total Customer Sales	2%	(8)%	1%	9%

	Nine Months Ended
	September 30, 2015

			Acquisition	Adjusted
	Reported	Currency	Benefit	(Organic)

Research	(4)%	(10)%	—%	6%
Applied	3%	(9)%	5%	7%
SAFC Commercial	4%	(6)%	—%	10%
Total Customer Sales	—%	(9)%	1%	8%

Business Unit Sales
(in millions)
	First Quarter 2015	Second Quarter 2015	Third Quarter 2015	Fourth Quarter 2015	Total 2015

Research	$335	$340	$346	$—	$1,021
Applied	175	178	177	—	530
SAFC Commercial	166	179	180	—	525
Total Customer Sales	$676	$697	$703	$—	$2,076

	First Quarter 2014	Second Quarter 2014	Third Quarter 2014	Fourth Quarter 2014	Total 2014

Research	$359	$357	$347	$341	$1,404
Applied	171	172	170	167	680
SAFC Commercial	159	172	173	197	701
Total Customer Sales	$689	$701	$690	$705	$2,785

SIGMA-ALDRICH CORPORATION
Supplemental Financial Information - (Unaudited)

Reconciliation of Reported Net Income to Adjusted Net Income

	Net Income		Diluted Earnings
	(in millions)		Per Share
	Three Months Ended		Three Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Reported net income	$114	$108	$0.94	$0.90
Other charges	7	19	0.06	0.16
Adjusted net income	$121	$127	$1.00	$1.06

	Net Income		Diluted Earnings
	(in millions)		Per Share
	Nine Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Reported net income	$360	$367	$2.98	$3.06
Other charges	12	20	0.09	0.17
Adjusted net income	$372	$387	$3.07	$3.23

Reconciliation of Reported Operating Income to Adjusted Operating Income
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Reported operating income	$162	$154	$506	$512
Other charges	9	25	16	27
Adjusted operating income	$171	$179	$522	$539

Reconciliation of Reported Operating Income Margin to Adjusted Operating Income Margin

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Reported operating income margin	23.0%	22.3%	24.4%	24.6%
Other charges	1.3%	3.6%	0.7%	1.3%
Adjusted operating income margin	24.3%	25.9%	25.1%	25.9%

Trend of Reported Operating Income Margin to Adjusted Operating Income Margin

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2014

Reported operating income margin	23.0%	24.2%	25.9%	24.0%
Other charges	1.3%	0.6%	0.4%	1.0%
Adjusted operating income margin	24.3%	24.8%	26.3%	25.0%